Exhibit 3.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  INSULAR, INC.


         WE, THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of Insular, Inc.

                                    ARTICLE I
                                    ---------

         The name of the corporation is Insular, Inc.

                                   ARTICLE II
                                   ----------

         The duration of the corporation is perpetual.

                                   ARTICLE III
                                   -----------

         The following amendments to the Articles of Incorporation were approved by the shareholders:

         Article I of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

         The name of this Corporation is Gentner Electronics Company.

         Article III of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

         The purpose for which this Corporation is organized is the engineering, designing, consulting, servicing, maintaining and repairing and manufacturing of electronic equipment and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

         Article V of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

         The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

         Articles X of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

         The Board of Directors shall consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine.

                                   ARTICLE IV
                                   ----------

         The amendments set forth in Article III were adopted March 26, 1985.

                                    ARTICLE V
                                    ---------

         The number of shares issued and outstanding and entitled to vote on said amendments on March 26, 1985 was 5,763,200.

                                   ARTICLE VI
                                   ----------

         4,121,900 shares voted for said amendments, and 0 shares voted against said amendments.

         DATED this 26th day of March, 1985.

                                       INSULAR, INC.


                                       By:      /s/ Craig Niebuhr
                                            ------------------------------------
                                              Craig Niebuhr, President


                                       By:      /s/ Jace Green
                                            ------------------------------------
                                              Jace Green, Secretary

STATE OF UTAH                       }
                                    :  ss.
County of Salt Lake                 }


         I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 26th day of March, 1985, Craig Niebuhr and Jace Green personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as corporate officers and that the statements therein contained are true.

                  DATED this 26th day of March, 1985.

                                                   /s/ Notary Public
                                            ------------------------------------
                                                          NOTARY PUBLIC

My commission expires:                      Residing at:


      5-29-88                               Salt Lake City, Utah
----------------------                      ------------------------------------

                             CONSENT TO USE OF NAME

         The undersigned officer of Gentner Engineering Company hereby consents to Insular, Inc. changing its name to Gentner Electronics Company. Concurrent with such change Gentner Engineering Company has become a wholly owned subsidiary of Insular, Inc.

Dated:   March 26, 1985.

                                           GENTNER ENGINEERING COMPANY



                                                  /s/ Russell D. Gentner
                                           -------------------------------------
                                           By:  Russell D. Gentner, President